UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 21, 2009

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Federal	000-51117	86-1127166
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana		71101
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(318) 222-1145

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (a)           Not applicable.

    (b)           Mr. Daniel R. Herndon, the Chairman of the Board, President and Chief Executive Officer of Home Federal Bancorp, Inc. of Louisiana (the “Company”) and its wholly owned subsidiary, Home Federal Savings and Loan Association (the “Association”) determined to relinquish the title of President of the Association, effective as of February 21, 2009, in connection with the appointment of James R. Barlow as President and Chief Operating Officer of the Association.  Mr. Herndon will retain all his positions at the Company and will continue as Chairman of the Board and Chief Executive Officer of the Association.

    (c)           The Board of Directors of the Association appointed, effective as of February 21, 2009, James R. Barlow as President and Chief Operating Officer of the Association. Mr. Barlow, age 40, previously served as Executive Vice President and Area Manager for the Arkansas-Louisiana-Texas area commercial real estate operations of Regions Bank (“Regions”) from August 2006 until February 2009.  From 2005 until August 2006, he was a Region’s City President for the Shreveport-Bossier area and from February 2003 to 2005 he served as Commercial Loan Manager for Regions for the Shreveport-Bossier area. Mr. Barlow served in various positions at Regions since 1997. There are no arrangements or understandings between a director or executive officer of the Company or the Association and Mr. Barlow pursuant to which he was elected an executive officer of the Association. No directors or executive officers of the Company or the Bank are related to Mr. Barlow by blood, marriage or adoption. Mr. Barlow has not engaged in any transactions since July 1, 2007 with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

    (d)           In connection with the appointment of Mr. Barlow as President and Chief Operating Officer of the Association, he was also appointed to the Board of Directors of the Association, effective February 21, 2009.  No decision on committee appointments has been made.

    (e)           Effective as of February 21, 2009 (“Effective Date”), the Board of Directors of the Association approved employment agreements (individually, an “Agreement” and collectively, the “Agreements”) with Messrs. Herndon and Barlow.  Pursuant to the employment agreements, Messrs. Herndon and Barlow will serve as Chairman of the Board and Chief Executive Officer and as President and Chief Operating Officer, respectively, of the Association for a term of three years and one year, respectively, commencing upon the Effective Date.  On each anniversary date of the Effective Date, the term of each Agreement is extended for an additional year unless the Association or the executive gives notice to the other party not to extend the agreements.  At least annually, the Board of Directors of the Association will consider whether to continue to renew the employment agreements.  The Agreements provide for initial base salaries of $135,500 and $150,000 per year for each of Messrs. Herndon and Barlow, respectively.  Such salaries may be increased at the discretion of the Board of Directors of the Association but may not be decreased during the term of the Agreements without the prior written consent of Messrs. Herndon or Barlow. The Association also agreed to provide each of Messrs. Herndon and Barlow with an automobile during the term of the Agreements.

The Agreements are terminable with or without cause by the Association. The Agreements provide that in the event of a wrongful termination of employment (including a voluntary termination by Messrs. Herndon or Barlow as a result of a material breach of the Agreement by the Association or for "good reason" which includes a material diminution in the executive's base compensation, authorities, duties or responsibilities without his consent), each of Messrs. Herndon and Barlow would be entitled to (1) an amount of cash severance which is equal to three times (Mr. Herndon) or one times (Mr. Barlow) the sum of his base salary as of the date of termination plus his prior calendar year's bonus and (2) continued participation in certain employee benefit plans of the Association until the earlier of 36 months (Mr. Herndon) or 12 months (Mr. Barlow) or the date the executive receives substantially similar benefits from full-time employment with another employer.  The Agreements with the Association provide that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the “Code”), then such payments and benefits received thereunder shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by the Association for federal income tax purposes.

    The Board of Directors of the Company has also approved effective February 21, 2009, an employment agreement (the “Company Agreement”) with Mr. Herndon to serve as Chairman of the Board, President and Chief Executive Officer of the Company which is on terms substantially similar to the Agreement with the Association, except as provided below.  The Company Agreement provides that severance payments payable to Mr. Herndon by the Company shall include the amount by which the severance benefits payable by the Association are reduced as a result of Section 280G of the Code, if the parachute payments exceed 105% of three times the executive's "base amount" as defined in Section 280G of the Code.  If the parachute payments are not more than 105% of the amount equal to three times the executive's base amount, the severance benefits payable by the Company will be reduced so they do not constitute "parachute payments" under Section 280G of the Code.  In addition, the Company Agreement provides that the Company shall reimburse Mr. Herndon for any resulting excise taxes payable by him, plus such additional amount as may be necessary to compensate them for the payment of state and federal income, excise and other employment-related taxes on the additional payments. Under the Company Agreement, Mr. Herndon's compensation, benefits and expenses will be paid by the Company and the Association in the same proportion as the time and services actually expended by the executives on behalf of each company.

    The foregoing description is qualified in its entirety by reference to the Agreements and the Company Agreement, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference thereto.

    (f)           Not applicable.

Item 7.01        Regulation FD Disclosure

On February 23, 2009, the Company issued a press release announcing the appointment of Mr. Barlow, as President and Chief Operating Officer of the Association. For additional information, reference is made to the Company’s press release, dated February 23, 2009, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item 9.01         Financial Statements and Exhibits

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)        Exhibits

    The following exhibits are included herewith.

Exhibit No.	Description
10.1	Employment Agreement between Home Federal Savings and Loan Association and Daniel R. Herndon dated as of February 21, 2009
10.2	Employment Agreement between Home Federal Savings and Loan Association and James R. Barlow dated as of February 21,
10.3	Employment Agreement between Home Federal Bancorp, Inc. of Louisiana and Daniel R. Herndon dated as of February 21, 2009
99.1	Press release dated February 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date:	February 23, 2009	By:	/s/ Daniel R. Herndon
Daniel R. Herndon
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Home Federal Savings and Loan Association and Daniel R. Herndon dated as of February 21, 2009
10.2	Employment Agreement between Home Federal Savings and Loan Association and James R. Barlow dated as of February 21,
10.3	Employment Agreement between Home Federal Bancorp, Inc. of Louisiana and Daniel R. Herndon dated as of February 21, 2009
99.1	Press release dated February 23, 2009